NEWS RELEASE TRANSMITTED BY MARKETWIRE

FOR:  CLENERGEN CORPORATION

OTCQB SYMBOL:  CRGE
FRANKFURT SYMBOL:  9CE

October 27, 2010

Clenergen Corporation Signs Dual Listing on the Frankfurt Stock Exchange "Open Market" With Immediate Effect

FRANKFURT, GERMANY—(Marketwire - Oct. 27, 2010) - Clenergen Corporation (OTCQB:CRGE)(FRANKFURT:9CE) today announced the initial listing of its common stock on the First Quotation Board, Open Market of the Frankfurt Stock Exchange, effective immediately. The Frankfurt Stock Exchange is one of Germany's and Europe's premier stock exchanges.

The company also announced that with effect from 29th October 2010, equinet Bank AG will act as designated sponsor of Clenergen Corporation's common stock on the electronic trading system Xetra. Equinet Bank AG is one of the leading banks focused on small and midcap companies in Europe and, in this role, will enable continuous trading of the common stock on the electronic trading system Xetra, as well as provide other guidance for the Company in its capital market strategy.

Commenting on the development, Tim Bowen, Chief Executive Officer of Clenergen Corporation said "Over the last year Clenergen has received equity financing from numerous German retail investors and the Clenergen board felt it was appropriate to have a dual listing in Germany to support European interest in our company. We look forward to developing our European shareholder base further and welcome working with equinet Bank AG as our sponsor bank within the German market."

About Clenergen Corporation

Clenergen Corporation is a publicly-traded company with its common stock quoted on the Over The Counter market (OTCQB:CRGE). Clenergen offers strategic clean energy generation and supply of biomass feedstock to address the requirement for renewable and sustainable supplies of electricity. Clenergen has developed a unique modular system for gasification and localized plantation management. Clenergen also plans to provide biomass feedstock for producing wood pellets for co firing with coal to produce low emission electricity.

Clenergen Corporation uses proprietary and mixed biomass feedstock to implement sustainable supplies of clean energy for captive end users, islands, mining companies, government- or privately-owned power grid systems and other end users. The "Distributed Environmental Power System" marries significant proprietary advancements in plant science with proven long standing engineering technologies to achieve this goal. For further information on Clenergen Corporation and its products and services, go to: www.clenergen.com.

For further information please email: investors@clenergen.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). To the extent that any statements made in this press release contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "may," "anticipate," "believe," "should," "intend," "estimate," and variations of such words. Forward-looking statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, those risks and uncertainties contained in this press release and those identified in the periodic reports that the company files with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act.

FOR FURTHER INFORMATION PLEASE CONTACT:

Clenergen Corporation
Tim Bowen
Chief Executive Officer
+44 (0) 20 7739 0028
www.clenergen.com

INDUSTRY:  Energy and Utilities-Alternative Energy, Financial Services-Commercial and Investment Banking, Financial Services-Investment Opinion, Financial Services-Investment Services and Trading, Government-International
SUBJECT:   STK

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